EXHIBIT (8)(a)(9)

AMENDMENT NO. 35 TO PARTICIPATION AGREEMENT (TRANSAMERICA SERIES TRUST)

AMENDMENT NO. 35 TO

PARTICIPATION AGREEMENT

BETWEEN

TRANSAMERICA SERIES TRUST AND

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Amendment No. 35 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between Transamerica Series Trust and Western Reserve Life Assurance Co. of Ohio (the “Parties”).

Schedule B of the Agreement is deleted in its entirety and replaced with the following Amended Schedule B:

AMENDED SCHEDULE B

Effective May 1, 2010

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:	WRL Series Life Account
WRL Series Annuity Account
WRL Series Annuity Account B
Separate Account VA U
Separate Account VA V
WRL Series Life Account G
Separate Account VA AA

Policies:
The Equity Protector
Janus Annuity Variable Annuity
WRL Freedom Equity Protector
WRL Freedom SP Plus
WRL Freedom Variable Annuity
WRL Freedom Attainer®
WRL Freedom Bellwether®
WRL Freedom Conqueror®
WRL Freedom Wealth Protector
WRL Freedom Wealth Creator®
WRL Financial Freedom Builder
WRL Freedom Elite
WRL Freedom Premier®
WRL Freedom Access®
WRL Freedom Enhancer®
WRL Freedom SelectSM Variable Annuity
WRL Freedom Elite Builder
WRL Freedom Elite Advisor
WRL Freedom Premier® II
WRL Freedom Access® II
WRL Freedom Enhancer® II
WRL Freedom Premier® III Variable Annuity
WRL Xcelerator
WRL Xcelerator Focus
WRL Xcelerator Exec
WRL Freedom Elite Builder II
WRL Freedom Multiple
WRL ForLife

Policies: (Continued)	WRL Benefactor
WRL Freedom Advisor
WRL Freedom Asset Advisor
WRL Evolution
WRL Associate Freedom Elite Builder
WRL Asset Advisor

Portfolios:	Transamerica Series Trust. – each Portfolio has an Initial Class and a Service Class of Shares except as noted
Transamerica AEGON High Yield Bond VP
Transamerica Asset Allocation – Conservative VP
Transamerica Asset Allocation – Growth VP
Transamerica Asset Allocation – Moderate VP
Transamerica Asset Allocation – Moderate Growth VP
Transamerica Balanced VP
Transamerica BlackRock Global Allocation VP (Initial Class Shares currently not being offered)
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP (Initial Class Shares currently not being offered)
Transamerica Clarion Global Real Estate Securities VP
Transamerica Convertible Securities VP
Transamerica Diversified Equity VP
Transamerica Efficient Markets VP
Transamerica Federated Market Opportunity VP
Transamerica Focus VP
Transamerica Foxhall Emerging Markets/Pacific Rim VP
Transamerica Foxhall Global Conservative VP
Transamerica Foxhall Global Growth VP
Transamerica Foxhall Global Hard Asset VP
Transamerica Growth Opportunities VP
Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Managed Income VP
Transamerica Index 35 VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica Index 100 VP
Transamerica International Moderate Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica MFS International Equity VP
Transamerica Money Market VP
Transamerica Morgan Stanley Active International Allocation VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi Managed Large Cap Core VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP (Initial Class Shares currently not being offered)
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Third Avenue Value VP
Transamerica U.S. Government Securities VP
Transamerica WMC Diversified Growth VP (Service Class Shares currently not being offered)
Transamerica WMC Diversified Growth II VP

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed this 1st day of May, 2010, in its name and on its behalf by its duly authorized representative.

TRANSAMERICA SERIES TRUST		WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By its authorized officer,		By its authorized officer,

By:	/s/ Christopher A. Staples	By:	/s/ Arthur D. Woods
	Christopher A. Staples		Arthur D. Woods
Title:	Vice President	Title:	Vice President